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Ma'anit #1 Daily Completion Reports

Each report is for the 24-hr period ending at 7:00 AM Israel local time on the date shown.

JULY 20, 2005: DAY #1 OF COMPLETION OPERATIONS. FINISHED DISPLACING DRILLING MUD WITH BRINE WATER. TRIPPED FOR PACKER. CHANGED OUT 97 JOINTS DRILL PIPE FOR SWABBING PURPOSES.

JULY 21, 2005: DAY #2 OF COMPLETION OPERATIONS. FINISHED TRIPPING IN HOLE AND SET PACKER AT 4311M. RIGGED UP SWABBING EQUIPMENT. WIRELINE BROKE ON FIRST SWAB RUN. PULLED OUT 10 STDS AND FISHED WIRELINE. TRIPPED IN, SET PACKER, AND RIGGED UP TO SWAB AGAIN.

JULY 22, 2005: DAY #3 OF COMPLETION OPERATIONS. SWABBED WELL FOR 11 HOURS. SHUT IN AND MONITORED OVERNIGHT. STARTED SWABBING AGAIN AT 6AM. HAVE MADE 47 SWABBING RUNS AND RECOVERED 86 BBLS OF KCL WATER AND DRILLING MUD.

JULY 23, 2005: DAY #4 OF COMPLETION OPERATIONS. RIGGED DOWN TEST WELLHEAD ON FLOOR. PULLED OUT OF HOLE TO LAY DOWN PACKER. TRIPPED IN HOLE OPEN-ENDED 25 STANDS. SHUT IN AND SECURED WELL FOR SHABBAT.

JULY 24, 2005: DAY #5 OF COMPLETION OPERATIONS. WELL SHUT IN AND SECURED FOR SHABBAT. WILL RESUME COMPLETION OPERATIONS AT 7AM, 7/24/05.

JULY 25, 2005: DAY #6 OF COMPLETION OPERATIONS. TRIPPED IN HOLE OPEN-ENDED TO 4675M. SET 2 OPEN-HOLE CEMENT PLUGS. PULLED OUT OF HOLE. PICKED UP R-3 PACKER AND STARTED TO TRIP IN HOLE WITH PACKER.

JULY 26, 2005: DAY #7 OF COMPLETION OPERATIONS. TRIPPED IN HOLE AND SET R-3 PACKER AT 4311M. RIGGED UP TEST TREE, MANIFOLD, AND LUBRICATOR. MONITORED WELL FOR FLOW. BEGAN SWABBING AT 6AM.

JULY 27, 2005: DAY #8 OF COMPLETION OPERATIONS. SWABBED WELL. REPAIRED KINKED SWAB LINE. DISPLACED DRILL PIPE WITH FRESH WATER - WELL FLOWING SMALL STREAM. MONITORED WELL. BEGAN SWABBING AGAIN AT 6 AM.

JULY 28, 2005: DAY #9 OF COMPLETION OPERATIONS. SWABBING AND MONITORING WELL.

JULY 29, 2005: DAY #10 OF COMPLETION OPERATIONS. SWAB WELL. TRIP OUT OF HOLE AND LAY DOWN PACKER. TRIP IN HOLE OPEN-ENDED AND CIRCULATE.

JULY 30, 2005: DAY #11 OF COMPLETION OPERATIONS. CIRCULATE WELL. RU CEMENTERS AND SET OPEN HOLE CEMENT PLUG FROM 4475-4455M WITH 35 SACKS CLASS G CEMENT. PULL UP 4 STDS AND CIRCULATE. SHUT IN AND SECURE WELL FOR SHABBAT.

JULY 31, 2005: DAY #12 OF COMPLETION OPERATIONS. WELL SHUT IN AND SECURED FOR SHABBAT.

AUGUST 1, 2005: DAY #13 OF COMPLETION OPERATIONS. PUMP 30 BBLS HCL ACID IN OPEN HOLE BELOW CASING. CIRCULATE TO DISPLACE SPENT ACID. POH AND PICK UP PACKER. TIH AND SET PACKER. RU TO SWAB WELL.

AUGUST 2, 2005: DAY #14 OF COMPLETION OPERATIONS. SWABBED PULLED OUT OF HOLE AND LAID DOWN PACKER. STARTED RIGGING UP METSADA TO PERFORATE.

AUGUST 3, 2005: DAY #15 OF COMPLETION OPERATIONS. RU METSADA AND PERFORATE WELL. TIH WITH PACKER AND RU TEST EQUIPMENT. OPEN WELL AND MONITOR OVERNIGHT. START SWABBING WELL AT DAYLIGHT.

AUGUST 4, 2005: DAY #16 OF COMPLETION OPERATIONS. SWABBED WELL. PULLED OUT OF HOLE AND LAID DOWN PACKER. STARTED RIGGING UP TO SET BRIDGE PLUG AND PERFORATE.

AUGUST 5, 2005: DAY #17 OF COMPLETION OPERATIONS. SET BRIDGE PLUG AT 4030M AND PERFORATED FOR REMEDIAL CEMENT JOB. CEMENTED INTERVAL FROM 3769-3678M. WAIT ON CEMENT TO SET.

AUGUST 6, 2005: DAY #18 OF COMPLETION OPERATIONS. WAITING ON CEMENT TO SET. WELL SHUT IN AND SECURED FOR SHABBAT.

AUGUST 7, 2005: DAY #19 OF COMPLETION OPERATIONS. RIG SHUT DOWN FOR SHABBAT.

AUGUST 8, 2005: DAY #20 OF COMPLETION OPERATIONS. PULLED OUT OF HOLE AND LAID DOWN PACKER. TRIPPED IN HOLE WITH BIT AND CEMENT SCRAPER. DRILLED CEMENT. PULLED OUT OF HOLE TO PERFORATE.

AUGUST 9, 2005: DAY #21 OF COMPLETION OPERATIONS. ATTEMPTED TO PERFORATE PRODUCTION ZONE. COULD NOT PASS OLD PERFS WITH PERFORATING GUN. PICKED UP TAPERED MILL AND TRIPPED IN HOLE TO REAM AND CLEAR OBSTRUCTION.

AUGUST 10, 2005: DAY #22 OF COMPLETION OPERATIONS. FINISHED PULLING OUT OF HOLE TO LAY DOWN PACKER. PERFORATED WELL FOR TESTING. TIH TO SET PACKER. RU TO SWAB WELL.

AUGUST 11, 2005: DAY #23 OF COMPLETION OPERATIONS. SWABBED WELL UNTIL DARK. STARTED LAYING DOWN DRILL PIPE.

AUGUST 12, 2005: DAY #24 OF COMPLETION OPERATIONS. START LAYING DOWN DRILL PIPE. PERFORATE FOUR PRODUCTION ZONES. CONTINUE LAYING DOWN DRILL PIPE.

AUGUST 13, 2005: DAY #25 OF COMPLETION OPERATIONS. FINISH LAYING DOWN 3 1/2" DRILL PIPE AND 4 3/4" DRILL COLLARS.

AUGUST 14, 2005: DAY #26 OF COMPLETION OPERATIONS. WELL SHUT IN AND SECURED FOR SHABBAT. WILL RESUME COMPLETION OPERATIONS SUNDAY, 7AM.

AUGUST 15, 2005: DAY #27 OF COMPLETION OPERATIONS. RIG DOWN 3 1/2" HANDLING TOOLS. RECONFIGURE BOP STACK. INSTALL 2 7/8" TUBING RAMS. INSTALL CASING HEAD. RESET BOP STACK.

AUGUST 16, 2005: DAY #28 OF COMPLETION OPERATIONS. FINISHED NIPPLING UP BOP'S AND RELATED EQUIPMENT. RIGGED UP TUBING EQUIPMENT AND BEGAN RUNNING 2 7/8" PRODUCTION TUBING.

AUGUST 17, 2005: DAY #29 OF COMPLETION OPERATIONS. FINISHED RUNNING 2 7/8" TUBING AND NIPPLED DOWN AND HUNG OFF THE BLOW OUT PREVENTOR STACK.

AUGUST 18, 2005: DAY #30 OF COMPLETION OPERATIONS. REMOVED BOP STACK, SET PACKER AT 3753, LANDED TUBING, MADE UP TUBING HEAD ADAPTER AND INSTALLED LOWER MASTER VALVE AND TREE CAP. RIGGED UP TO SWAB AND MADE 8 SWABBING RUNS FROM 500 METERS RECOVERING LOAD WATER. SHUT DOWN FOR NIGHT. LEFT WELL OPEN OVERNIGHT, NO FLOW. AT 6 AM RESUMED SWABBING.

AUGUST 19, 2005: DAY #31 OF COMPLETION OPERATIONS. SWABBED APPROX. 250 BBLS OF MUD AND FRESH WATER, CHANGING OVER TO FORMATION WATER AND MUD. RECOVERED FLUIDS WITH SMALL AMOUNT OF GAS AND TRACE OF CONDENSATE. FLUID ENTRY CALCULATED AT APPROX. 450 TO 500 BBLS PER DAY. CLOSED IN WELL AND SHUT DOWN FOR NIGHT

AUGUST 20, 2005: DAY #32 OF COMPLETION OPERATIONS. CONTINUED SWABBING. RECOVERED APPROX. 170-175 BBLS OF FORMATION WATER. COLLECTED TWO WATER SAMPLES FOR ANALYSIS. CLOSED IN WELL AND SHUT DOWN FOR SHABBAT.

AUGUST 21, 2005: DAY #33 OF COMPLETION OPERATIONS. SHUT DOWN FOR SHABBAT.

AUGUST 22, 2005: DAY #34 OF COMPLETION OPERATIONS. SWABBED 12 HOURS RECOVERING 200 BBLS OF MUDDY FORMATION WATER. SHUT IN FOR NIGHT.

AUGUST 23, 2005: DAY #35 OF COMPLETION OPERATIONS. PICKUP AND SET BACK 25 STDS OF 3-1/2" DRILL PIPE TO BACK UP THE 2-7/8" TUBING. RIG DOWN SWAB EQUIPMENT. REMOVE WELLHEAD AND UNSEAT PACKER, INSTALLED INVERTED SPOOL 7-1/16" 10K X 13-5/8" 5K. RESET PACKER AND SECURED WELL FOR NIGHT.

AUGUST 24, 2005: DAY #36 OF COMPLETION OPERATIONS. INSTALL BOP'S AND OUTLETS. RAN IN HOLE WITH 2-7/8" TUBING (TOTAL 424 JOINTS) AND TAGGED CIPB AT 4030. RIGGED UP TO CIRCULATE AND CIRCULATED BOTTOMS UP. SECURED IN FOR NIGHT.

AUGUST 25, 2005: DAY #37 OF COMPLETION OPERATIONS. START GENERATORS. BLED OFF PRESSURE, REMOVED CIRCULATING HEAD AND CROSS OVER. PULLED ONE STAND OF TUBING. WAIT ON ELEVATORS. START OUT OF HOLE, PULLED 60 STDS. SECURED WELL FOR NIGHT.

AUGUST 26, 2005: DAY #38 OF COMPLETION OPERATIONS. FINISHED PULLING OUT OF HOLE. RIGGED UP METZADA AND PERFORATED INTERVALS 4028 TO 4029 M AND 4009 TO 4023 FOR SQUEEZE. PICKED UP MODEL R PACKER AND STARTED IN HOLE WITH 2-7/8" TUBING. RAN 62 STANDS AND SECURED WELL FOR NIGHT.

AUGUST 27, 2005: DAY #39 OF COMPLETION OPERATIONS. FINISHED GOING IN HOLE AND SET PACKER AT 3940 M. RIGGED UP LAPIDOTH SERVICES CEMENTERS. PUMPED AND DISPLACED CEMENT TO PERFORATIONS. SQUEEZED BOTTOM PERFS WITH 1600 PSI. PRESSURE BROKE BACK TO 1200 PSI AND BEGAN TO PUMP IN FORMATION. DISPLACED CEMENT TO 3998 METERS. PULLED PACKER TO 3800 M AND PRESSURED UP. SHUT DOWN FOR SHABBAT.

AUGUST 28, 2005: DAY #40 OF COMPLETION OPERATIONS. SHUT DOWN FOR SHABBAT.

AUGUST 29, 2005: DAY #41 OF COMPLETION OPERATIONS. SET PACKER AT 3762 M AND RU TO SWAB WELL. RECOVERED SMALL AMT OF MUDDY FORMATION WATER, SOME GAS AND LARGE AMT OF DRILLING MUD. SQUEEZED PERFORATIONS @ 3789-91 M WITH CEMENT. WAITED ON CEMENT AND RE-SQUEEZED PERFORATIONS 3789-91 M WITH MORE CEMENT. PULLED 5 STDS OF TUBING AND SECURED WELL FOR NIGHT.

AUGUST 30, 2005: DAY #42 OF COMPLETION OPERATIONS. PULLED OUT OF HOLE WITH PACKER, PICKED UP BIT, SCRAPER, 3 DRILL COLLARS AND STARTED BACK IN HOLE. RAN 90 STDS AND SECURED WELL FOR NIGHT.

AUGUST 31, 2005: DAY #43 OF COMPLETION OPERATIONS. FINISHED IN HOLE WITH BIT AND SCRAPER. TAGGED CEMENT AT 3753 M DRILLED AND REAMED TO 3903 M. SECURED WELL AND SHUT IN FOR NIGHT.

SEPTEMBER 1, 2005: DAY #44 OF COMPLETION OPERATIONS. START GENERATORS. OPEN BOP'S. WASH AND REAM CEMENT FROM 3903M - 3959M. CIRC CEMENT OUT OF HOLE. POH. LEFT 5 STDS TUBING AND 1 STD DC IN HOLE OVERNIGHT.

SEPTEMBER 2, 2005: DAY #45 OF COMPLETION OPERATIONS. START GENERATORS. OPEN BOP'S. RU METZADA LOGGERS AND RUN CBL FROM 4030M - 3700M. PERFORATE FROM 4017M - 4020M. RIG DOWN METZADA. PICK UP R-3 PACKER AND TIH 60 STDS. SHUT IN AND SECURE WELL FOR THE NIGHT.

SEPTEMBER 3, 2005: DAY #46 OF COMPLETION OPERATIONS. START GENERATORS. FINISH TIH. SET PACKER AT 3998M. ATTEMPT TO PRESSURE UP ON BACKSIDE. WOULD NOT HOLD PRESSURE. POH AND SET PACKER ABOVE PERFS AT 3700M. STILL CIRC UP TUBING WHEN PRESSURING UP ON BACKSIDE. POH TO REDRESS PACKER. SHUT DOWN FOR SHABBAT.

SEPTEMBER 4, 2005: DAY #47 OF COMPLETION OPERATIONS. WELL SHUT IN AND SECURED FOR SHABBAT.

SEPTEMBER 5, 2005: DAY #48 OF COMPLETION OPERATIONS. START GENERATORS. SLIP AND CUT DRILL LINE. WAIT FOR R-3 PACKER TO BE REPAIRED AND RETURNED TO RIG. MU PACKER AND TIH 130 STDS. SHUT IN FOR NIGHT.

SEPTEMBER 6, 2005: DAY #49 OF COMPLETION OPERATIONS. START GENERATORS. TIH AND SET PACKER AT 3998M. HAD COMMUNICATION BETWEEN PERFS. RESET PACKER AT 3940 M - OK. RESET PACKER AT 4008 M AND STARTED SWABBING, BUT SWABBING ANNULUS DOWN THRU COMMUNICATIONS BETWEEN PERFORATIONS ABOVE AND BELOW PACKER. RESET PACKER ABOVE PERFS AT 3979M. SWABBED FLUID DOWN TO 1800M WITH NO BUILD-UP. SHUT WELL IN FOR THE NIGHT.

SEPTEMBER 7, 2005: DAY #50 OF COMPLETION OPERATIONS. START GENERATORS. WELLHEAD PRESSURE - 0. FLUID LEVEL - 1200M. SWABBED FROM 1800M - RECOVERED 10 BBLS. FILLED TUBING WITH WATER. PRESSURED AND DE-PRESSURED FORMATION TO ENHANCE RECOVERY (1000, 1500, 2000 PSI). SWABBED TO 1800M. SHUT IN 1.5 HOURS FOR BUILD-UP. SWABBED AT 1800M, RECOVERED 3.5 BBLS. FILLED TUBING AND REVERSED OUT 9.7 PPG FORMATION FLUID. SWABBED TO 1800M AND SHUT IN FOR THE NIGHT.

SEPTEMBER 8, 2005: DAY #51 OF COMPLETION OPERATIONS. START GENERATORS. WELLHEAD PRESSURE - 0. SWAB TO 1800 M AND RECOVERED 20 BBLS FORMATION WATER. REV CIRC. ORDER CEMENT TO SQUEEZE WATER CHANNEL. SET PACKER AT 3940M. SQUEEZE 50 SX (10 BBLS) CEMENT, 3000 PSI. TOC APPROX 3982M. POH 10 STANDS AND CIRC.

SEPTEMBER 9, 2005: DAY #52 OF COMPLETION OPERATIONS. SET PACKER AT 3660M. PRESSURE ANNULUS TO 500PSI. SWAB TO 1800M AND SHUT IN FOR 2 HOURS. MAKE 2 SWAB RUNS - RECOVERED 1 BBL. REV CIRC. RELEASE PACKER AND TIH. HIT OBSTRUCTION (CEMENT) AT 3865M. SET PACKER AT 3856M. SWAB TO 1800M. FILLED TUBING AND PRESSURE TESTED TO 1500PSI. PRESSURE EQUALIZED ON BACKSIDE AT 800 PSI. BLED OFF PRESSURE AND SWABBED TO 1800M.

SEPTEMBER 10, 2005: DAY #53 OF COMPLETION OPERATIONS. START GENERATORS. WELLHEAD PRESSURE - 0. PACKER @ 3856M. SWABBED TO 1800M - RECOVERED 1.5 BBLS. PULL UP AND SET PACKER @ 3762M. SWABBED TO 1800M AND SHUT IN FOR 2 HOURS - RECOVERED 1/4 BBL. REV CIRC. RD SWAB EQUIP, RELEASE PACKER, START POH. SHUT IN AND SECURE WELL FOR SHABBAT.

SEPTEMBER 11, 2005: DAY #54 OF COMPLETION OPERATIONS. WELL SHUT IN AND SECURED FOR SHABBAT.

SEPTEMBER 12, 2005: DAY #55 OF COMPLETION OPERATIONS. FINISH POH AND LD PACKER. PU BIT, SCRAPER, 1 STAND 4 3/4" DC, AND TIH. TAG CEMENT AT 3865M. WASH AND DRILL CEMENT FROM 3865 - 3884M. RIH FREELY FROM 3884 - 3903M. DRILL HARD cement from 3921 - 3927m.

SEPTEMBER 13, 2005: DAY #56 OF COMPLETION OPERATIONS. FINISH DRILLING CEMENT FROM 3927 TO 3930M. POH. RU METSADA AND PERFORATE WITH DEEP PENETRATION GUN FROM 3912M - 3918.5M AT 5 SPF. RD METSADA. START TIH WITH R-3 PACKER..

SEPTEMBER 14, 2005: DAY #57 OF COMPLETION OPERATIONS. FINISHED TIH AND SET PACKER AT 3903M. RU SWAB EQUIPMENT AND SWABBED TO 1800M. SHUT IN FOR 2 HOURS. SWABBED AGAIN TO 1800M. REVERSE CIRCULATED 9.4 PPG FOAMY FORMATION FLUID. SWABBED WELL UNTIL SHUT IN FOR THE NIGHT.

SEPTEMBER 15, 2005: DAY #58 OF COMPLETION OPERATIONS. OPENED WELL WITH SLIGHT BLOW ON TUBING; PRESSURE TOO LOW TO MEASURE. STARTED SWABBING AND FOUND FLUID LEVEL AT APPROX. 300 M. SWABBED DOWN TO 1800 M AND RECOVERED APPROX. 60 BBLS OF FOAMY FORMATION WATER WITH A SLIGHT AMT OF GAS AND A TRACE OF CONDENSATE. RD SWABBING TOOLS. RELEASED PACKER AND POH WITH TUBING AND PACKER. LD PACKER. PU BIT AND SCAPER AND STARTED BACK IN HOLE; RAN 75 STDS AND SHUT IN FOR THE NIGHT.

SEPTEMBER 16, 2005: DAY #59 OF COMPLETION OPERATIONS. FINISHED IN HOLE WITH BIT AND SCRAPER. TAGGED CEMENT AT 3930 M. DRILLED HARD CEMENT TO 3967, SOFT CEMENT TO 3878. BIT RAN IN HOLE FREELY TO TOP OF BRIDGE PLUG AT 4030 M. STARTED DRILLING BRIDGE PLUG, MADE 0.45 M AND SHUT IN FOR NIGHT.

SEPTEMBER 17, 2005: DAY #60 OF COMPLETION OPERATIONS. FINISHED DRILLING OUT BRIDGE PLUG, CONTINUED WASHING EACH JOINT DOWN TO 4122 M. SECURED WELL AND SHUT DOWN FOR SHABBAT.

SEPTEMBER 18, 2005: DAY #61 OF COMPLETION OPERATIONS. SHUT DOWN FOR SHABBAT.

SEPTEMBER 19, 2005: DAY #62 OF COMPLETION OPERATIONS. CONTINUED ROTATING AND WASHING BIT AND SCRAPER INTO HOLE WHILE PUSHING REMAINS OF THE CAST IRON BRIDGE PLUG. STARTED AT 4122 M FINISHED DAY AT 4274 M, RATE OF GOING IN HOLE SLOWLY INCREASED AS THE BIT SLOWLY DRILLED THE PLUG AS IT WAS BEING PUSHED TO BOTTOM.

SEPTEMBER 20, 2005: DAY #63 OF COMPLETION OPERATIONS. FINISHED ROTATING AND WASHING TO NEAR CASING SHOE, STOPPED AT 4355 M. CAST IRON BRIDGE PLUG DROPPED FREE AND OUT OF CASING. CIRCULATED WELL CLEAN AND PULLED OUT OF HOLE WITH BIT AND SCRAPER. LAID DOWN BIT, SCRAPER AND DRILL COLLARS. STARTED BACK IN HOLE WITH 2-7/8" OPEN ENDED TO SET CEMENT PLUG AT CASING SHOE. RAN 75 STANDS AND SHUT IN FOR NIGHT.

SEPTEMBER 21, 2005: DAY #64 OF COMPLETION OPERATIONS. FINISHED IN HOLE WITH OPEN ENDED TUBING TO 4365 M. RIGGED UP CEMENT TRUCK, MIXED AND PUMPED 105 SACKS OF CEMENT +.1% HR-5 MIXED TO 15.5 PPG. SET PLUG FROM THE 9-7/8" OPEN HOLE @ 4365 TO 4188 M. INSIDE THE 7" CASING. PULLED 15 STANDS AND CIRCULATED HOLE CLEAN. PULLED OUT OF HOLE WITH TUBING AND PICKED UP BIT, SCRAPER AND 3 DRILL COLLARS. STARTED BACK IN HOLE, RAN 15 STANDS AND SHUT IN FOR NIGHT.

SEPTEMBER 22, 2005: DAY #65 OF COMPLETION OPERATIONS. FINISHED IN HOLE WITH BIT AND SCRAPER, TAGGED TOP OF CEMENT AT 4253 M. WASHED AND REAMED TO 4270, DRILLED HARD CEMENT TO 4346. SHUT IN FOR NIGHT.

SEPTEMBER 23, 2005: DAY #66 OF COMPLETION OPERATIONS. DRILLED HARD CEMENT TO 4360, CIRCULATED HOLE CLEAN, POH AND LD BIT AND SCRAPER. RU METSADA AND PERFORATED 4R345-4351.1 METERS WITH 5 SHOTS PER FOOT WITH DEEP PENETRATION GUN. RD METSADA AND SHUT IN FOR NIGHT.

SEPTEMBER 24, 2005: DAY #67 OF COMPLETION OPERATIONS. TIH WITH BAKER MODEL R-3 PACKER AND SET AT 4330.69 M. RU SWABBING EQUIPMENT AND SWABBED DOWN TO 1827 M. NO FLUID ENTRY AFTER 2 HOURS. SECURED WELL AND SHUT DOWN FOR SHABBAT.

SEPTEMBER 25, 2005: DAY #68 OF COMPLETION OPERATIONS. SHUT DOWN FOR SHABBAT.

SEPTEMBER 26, 2005: DAY #69 OF COMPLETION OPERATIONS. OPENED WELL ZERO PRESSURE. LOADED TUBING, PRESSURED UP TO 1500-1700 PSI AND BLED BACK SEVERAL TIMES. PRESSURED UP ON WELL ADN ESTABLISHED PUMP IN RATES AND PRESSURES - 1 BPM @ 2700 PSI. SWABBED WELL DOWN TO 1827 M AND SHUT IN FOR 1 HOUR. RECOVERED APPROX 3 BBLS OF LOAD WATER. SHUT DOWN FOR 45 MIN ADN RECOVERED 2 BBLS OF LOAD WATER. RIGGED UP PUMP TRUCK AND ACIDIZED PERFORATIONS 4345-4351. 1 M WITH 3000 LTRS OF 25% HCL ACID. ACID HIT FORMATION AT 1.6 BPM AT 2800 PSI. INCREASED RATE AS PRESSURE FELL. FINAL RATE 3.3 BPM @ 2600 PSI. ISIP 1300 PSI. 10 MIN PRESSURE 700 PSI. WITHIN 1 HOUR PRESSURE BLED TO 150 PSI AND STABILIZED. OPENED WELL TO PIT AND FLOWED FOR 45 MINUTES. RU SWABBINGI EQUIPMENT AND MADE 14 SWAB RUNS FROM 720 M. FLUID LEVEL STEADY BETWEEN 400 AND 450 M. RECOVERED ALL OF LOAD WATER AND BEGAN SWABBING 9.7 PPG FORMATION WATER WITH ACID GAS. NO TRACE OF GAS NOR OIL. SECURED WELL AND SHUT IN FOR NIGHT.

SEPTEMBER 27, 2005: DAY #70 OF COMPLETION OPERATIONS. OPENED WELL TO PIT WITH VERY SLIGHT BLOW, WENT IN HOLE ON FIRST SWAB RUN AND FOUND FLUID LEVEL AT 420 M. SWABBED FROM 720 M. WHEN ACID GAS HIT THE LUBRICATOR THE LUBRICATOR HEAD BLEW OFF SEVERING THE SWAB LINE. LOST APPROX 90 M OF SWAB LINE, SINKER BARS WITH SWAB CUPS AND MANDREL. OPENED PACKER BYPASS AND REVERSE CIRCULATED THE WELL. SOME BURNABLE GAS UPON BOTTOMS UP, NO OIL. POH AND LD PACKER. PU WIRELINE GRAB, ONE STAND OF DRILL COLLARS AND STARTED BACK IN HOLE WITH TUBING. RAN 100 STANDS AND SHUT IN FOR NIGHT.

SEPTEMBER 28, 2005: DAY #71 OF COMPLETION OPERATIONS. FINISHED IN HOLE WITH TUBING, LATCHED FISH AND POH WITH FULL RECOVERY OF FISH. PU REDRESSED MODEL R PACKER AND STARTED BACK IN HOLE, RAN 130 STDS AND SHUT IN FOR NIGHT.

SEPTEMBER 29, 2005: DAY #72 OF COMPLETION OPERATIONS. FINISHED IN HOLE WITH PACKER AND SET AT 4278 M. RU CEMENTERS AND RE-SQUEEZED PERFS 4345-4351.1 WITH 70 SX CEMENT. INSTANTANEOUS SHUT IN PRESSURE 1050 PSI. SHUT IN FOR TWO HOURS AND STARTED OUT OF HOLE WITH PACKER. PULLED 130 STDS AND SHUT IN FOR NIGHT.

SEPTEMBER 30, 2005: DAY #73 OF COMPLETION OPERATIONS. FINISHED OUT OF HOLE WITH PACKER. PU DRILL BIT AND WENT BACK IN HOLE. TAGGED CEMENT AT 4293 WASHED TO 4300 WHERE CEMENT BECAME FIRM. DRILLED TO 4355, CIRCULATED HOLE CLEAN. RU PUMP TRUCK AND PLACED 1000 LITERS OF 25% HCL ACID ACROSS PERFORATIONS. PULLED 15 STANDS AND SHUT IN FOR NIGHT.

OCTOBER 1, 2005: DAY #74 OF COMPLETION OPERATIONS. FINISHED OUT OF HOLE WITH TUBING, LAID DOWN BIT, COLLARS AND KELLY. RU TO RUN COMPLETION STRING. PU PACKER AND STARTED IN HOLE. SECURED WELL AND SHUT IN FOR SHABBAT.

OCTOBER 2, 2005: DAY #75 OF COMPLETION OPERATIONS. WELL SHUT IN AND SECURED FOR SHABBAT.

OCTOBER 3, 2005: DAY #76 OF COMPLETION OPERATIONS. FINISHED RUNNING IN HOLE. SET PACKER. MADE 2 SWAB RUNS. SHUT IN FOR NIGHT.

OCTOBER 4, 2005: DAY #77 OF COMPLETION OPERATIONS. Tagged fluid at 150 meters. Made one swab run recovering load water. Picked up tubing and opened packer bypass. Reverse circulated well. Lit the tubing returns receiving up to 3 meter flare with occasional strong blows of gas for 90 minutes until recovering annulus fluid. Added bio-cide to annulus water and circulated behind packer. Closed by-pass, nippled up christmas tree and rigged up to swab. Swabbed well to 1400 meters recovering dirty water - No gas or oil. Shut well in for holidays.

OCTOBER 5, 2005: DAY #78 OF COMPLETION OPERATIONS. SHUT WELL IN FOR HOLIDAYS.

OCTOBER 6, 2005: DAY #79 OF COMPLETION OPERATIONS. SHUT WELL IN FOR HOLIDAYS.

OCTOBER 7, 2005: DAY #80 OF COMPLETION OPERATIONS. TUBING PRESSURE 12 PSI - OPENED TUBING TO PIT - NO RECOVERY. LEFT WELL OPEN FOR 4 HOURS, THEN CLOSED TUBING VALVE. OPENED CASING VALVE - WELL BEGAN UNLOADING PACKER FLUID, AFTER 2 HOURS WATER BECAME MUDDY WITH ESTIMATED 10-20% DRILLING MUD. AFTER 4 HOURS, WELL WAS STILL UNLOADING AT RATE OF 10 BBLS/HOUR. LEFT CASING OPEN TO PIT.

OCTOBER 8, 2005: DAY #81 OF COMPLETION OPERATIONS. TUBING - 0 PSI SHUT IN PRESSURE. CASING - FLOWING FRESH WATER CONTAMINATED WITH DEBRIS FROM MUD TANK (NOT DRILLING MUD) RATE APPROX 3 BBLS PER HOUR - LEFT CASING OPEN TO PIT.

OCTOBER 9, 2005: DAY #82 OF COMPLETION OPERATIONS. TUBING - 0 PSI SHUT IN PRESSURE.L CASING - FLOWING FRESH WATER CONTAIMINATED WITH DEBRIS FROM MUD TANK (NOT DRILLING MUD) RATE APPRX .5 BBLS PER HOUR - LEFT CASING OPEN TO PIT.

OCTOBER 10, 2005: DAY #83 OF COMPLETION OPERATIONS. TUBING - 0 PSI SHUT IN PRESSURE.L CASING - FLOWING FRESH WATER CONTAIMINATED WITH DEBRIS FROM MUD TANK (NOT DRILLING MUD) RATE APPRX .1 BBLS PER HOUR - SHUT IN CASING AT 3 PM. WELL WILL REMAIN SHUT IN UNTIL 26 OCT 05.

NOVEMBER 3, 2005: DAY #84 OF COMPLETION OPERATIONS. TUBING 0 PSI SHUT IN PRESSURE. TAGGED FLUID LEVEL @ 250 METERS, SWABBED DOWN TO 1440 METERS, MADE ONE RUN PER HOUR AFTERWARDS. RECOVERED INCREASINGLY GASSY LOAD WATER. SI FOR NIGHT.

NOVEMBER 4, 2005: DAY #85 OF COMPLETION OPERATIONS. TUBING 0 PSI SHUT IN PRESSURE. TAGGED FLUID LEVEL @ 250 METERS, SWABBED DOWN TO 1440 METERS, MADE ONE RUN PER HOUR AFTERWARDS. RECOVERED INCREASINGLY GASSY LOAD WATER UNTIL BEGAN TO RECOVER SPENT ACID WITH CEMENT PARTICULATES, GAS VOLUME BEGAN TO DECLINE. WATER INDICATED TO BE FORMATION WATER WEIGHING 9.7 PPG INDICATIVE OF VOLCANICS WATER. SI FOR NIGHT.

NOVEMBER 5, 2005: DAY #86 OF COMPLETION OPERATIONS. TUBING 0 PSI SHUT IN PRESSURE. TAGGED FLUID LEVEL @ 250 METERS, SWABBED DOWN TO 1440 METERS, MADE ONE RUN PER HOUR AFTERWARDS. RECOVERED SPENT ACID WITH CEMENT PARTICULATE AND FORMATION WATER WITH LITTLE GAS. RIGGED DOWN SWAB EQUIPMENT AND INSTALLED UPPER SECTION OF CHRISTMAS TREE. RELEASED DRILLING RIG AT 3PM, 4 NOVEMBER 2005. WILL REMAIN TEMPORARILY SHUT IN UNTIL COMPLETION OF ENGINEERING REVIEW AND AVAILABILITY OF COMPLETION RIG.

NOTICE: Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Zion Oil & Gas has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Zion Oil & Gas or its underwriter will arrange to send you the prospectus if you request it by clicking here.

Daily Completion Reports

  Each report is for the 24-hr period ending at 7:00 AM Israel local time on the date shown.

Abbreviations

  TIH = TRIP IN HOLE
  RU = RIG UP
  RD = RIG DOWN
  PU = PICK UP
  MU = MAKE UP
  POH = PULL OUT OF HOLE
  DP = DRILL PIPE
  TOL = TOP OF LINER
  TOC = TOP OF CEMENT
  BOP = BLOW OUT PREVENTOR
  RIH = RUN IN HOLE
  LD = LAY DOWN
  STD = STANDS
  SX = SACKS

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